SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 30, 2014

BANKFINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Commission File Number 0-51331

Maryland    75-3199276
(State or Other Jurisdiction    (I.R.S. Employer
of Incorporation)    Identification No.)
15W060 North Frontage Road, Burr Ridge, Illinois 60527
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (800) 894-6900
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 30, 2014, the Board of Directors of BankFinancial Corporation's principal subsidiary, BankFinancial, F.S.B. (the "Bank"), approved the extension of the terms of the employment periods in the Bank's existing amended and restated employment agreements with F. Morgan Gasior, Paul A. Cloutier, James J. Brennan and William J. Deutsch, Jr., to March 31, 2017. Prior to the extensions, the terms of the employment periods would have expired on March 31, 2016. On the same date, the Board of Directors of the Bank also approved the extension of the term of the Employment Period in the Bank’s existing amended and restated employment agreement with Gregg T. Adams to March 31, 2016. Prior to the extension, the term of the employment period would have expired on March 31, 2015.
The form of the “Extension of Term of Employment Period” that will be used to implement these actions is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.    Description
10.1    BankFinancial, F.S.B. Form of Extension of Term of Employment Period

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:	November 4, 2014	BANKFINANCIAL CORPORATION
		By:	/s/ F. Morgan Gasior
F. Morgan Gasior
Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.    Description
10.1    BankFinancial, F.S.B. Form of Extension of Term of Employment Period